Exhibit 5.1

[Letterhead of Ropes & Gray LLP]

June 21, 2010

Covidien International Finance S.A.

3b Boulevard Prince Henri

L-1724 Luxembourg

Covidien Ltd.

20 Lower Hatch Street

Dublin 2

Ireland

Covidien public limited company

20 Lower Hatch Street

Dublin 2

Ireland

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced registration statement (the “Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), for the registration of an unlimited amount of unsecured debt securities (the “Debt Securities”) of Covidien International Finance S.A., a Luxembourg company (the “Company”), which Debt Securities are guaranteed (the “Guarantees”) by Covidien Ltd., a Bermuda corporation (“Covidien Ltd.”), and Covidien public limited company, an Irish company (“Covidien plc” and, together with Covidien Ltd., the “Guarantors”).

The Debt Securities and Guarantees are to be issued under an Indenture dated as of October 22, 2007 by and among the Company, Covidien Ltd., Covidien plc and Deutsche Bank Trust Company Americas, as trustee, as supplemented by one or more supplemental indentures (together, the “Indenture”).

We have acted as counsel for the Company and the Guarantors in connection with the preparation and filing of the Registration Statement. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. The opinions expressed herein are limited to matters governed by the laws of the State of New York and the federal laws of the United States of America. We have relied upon opinions of local counsel for the Company and each of the Guarantors that each of them is a validly existing corporation under the laws of its jurisdiction of organization.

In rendering the opinions set forth below, we have assumed that at the time of execution, authentication, issuance and delivery of the Debt Securities and the Guarantees that: (1) the Indenture is the valid and legally binding obligation of the Trustee; and (2) the Debt Securities, the Guarantees and the applicable supplemental indenture will have been duly authorized, executed and delivered by each of the Company, Covidien Ltd., and Covidien plc, as applicable.

Based upon the foregoing, we are of the opinion that:

1. When the definitive terms of the Debt Securities have been determined and approved by authorized officers of the Company in accordance with the applicable supplement to the Indenture and duly authorized by the Board of

Directors of the Company or committee thereof, and such Debt Securities have been duly executed and authenticated as provided in the Indenture and delivered against payment therefor, such Debt Securities will be the valid and legally binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or law.

2. When the Guarantees have been approved by authorized officers of the Guarantors in accordance with the applicable supplement to the Indenture and duly authorized by their respective Boards of Directors or a committee thereof, and the Guarantees have been duly executed and authenticated as provided in the Indenture and delivered against payment therefor, such Guarantees will be the valid and legally binding obligations of the Guarantors, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in proceedings in equity or law.

We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in any related prospectus or prospectus supplement under the caption “Validity of Debt Securities” or “Validity of Notes.” In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Debt Securities while the Registration Statement is in effect.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP